UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2013

Signature Exploration and Production Corp.
 (Exact name of Registrant as specified in its charter)
____________________

Delaware (State or other Jurisdiction of Incorporation or organization)	333-382580 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)
___________________________

201 St Charles Avenue, Ste 2500
New Orleans, LA 70170
Phone: (504) 599-5929
Fax: (504) 524-7979

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)
___________________________

NA
(Former name, former address and former fiscal year, if changed since last report)

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a)           Resignation of Independent Accountant

On March 8, 2013, Signature Exploration and Production Corp, (the “Registrant” or the ‘ Company”) was notified by Mark Bailey and Company, Ltd that it was resigning as the Registrant’s independent registered public accounting firm. Except as noted in the paragraph immediately below, the reports of Mark Bailey and Company, Ltd. on the Company’s financial statements for the years ended March 31, 2012 and 2011 and for the period March 1, 2008 (date of inception) through March 31, 2012 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The reports of the Mark Bailey and Company, Ltd. on the Company’s financial statements as of and for the years ended March 31, 2012 and 2011 and for the period March 1, 2008 (date of inception) through March 31, 2012 contained explanatory paragraphs which noted that there was substantial doubt as to the Company’s ability to continue as a going concern as the Company has incurred losses since inception that raise doubt about its ability to continue as a going concern .

During the years ended March 31, 2012 and 2011 and the period March 1, 2008 (date of inception) through March 31, 2012 and through March 8 2013, the Company has not had any disagreements with Mark Bailey and Company, Ltd. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Mark Bailey and Company, Ltd.’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such periods.

During the two most recent fiscal years ended March 31, 2012 and 2011 and the period March 1, 2008 (date of inception) through March 31, 2012 and through March 8, 2013, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Mark Bailey and Company, Ltd. with a copy of this disclosure set forth under this Item 4.01 and was requested to furnish a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the above statements.

A copy of the letter from Mark Bailey and Company, Ltd. is attached hereto as Exhibit 16.1

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature Exploration and Production Corp.

Dated: March 14, 2013                                                                             By:___/s/ Steven Weldon______________
Steven Weldon
Chief Financial Officer and Director